Exhibit 23.1  Consent of Independent Accountants


We hereby consent to the use of our report included in the Registration Statement on Form S-8, dated March 17, 1997, relating to the financial statements of Exten Industries, Inc.



Harlan & Boettger
(Signature)
San Diego, California
December 20, 1996